Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Michael Onghai, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that the quarterly report of LookSmart, Ltd. on Form 10-Q for the fiscal quarter ended June 30, 2013, fully complies with the requirements of §13(a) or §15(d) of the Securities Exchange Act of 1934 and that information contained in such quarterly report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of LookSmart, Ltd.

Date: August 14, 2013

By:	/s/ Michael Onghai
Name:	Michael Onghai
Title:	Chief Executive Officer (Principal Executive Officer)

I, Lori House, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that the quarterly report of LookSmart, Ltd. on Form 10-Q for the fiscal quarter ended June 30, 2013, fully complies with the requirements of §13(a) or §15(d) of the Securities Exchange Act of 1934 and that information contained in such quarterly report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of LookSmart, Ltd.

Date: August 14, 2013

By:	/s/ Lori House
Name:	Lori House
Title:	Principal Accounting Officer

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of LookSmart, Ltd. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.